Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of February 1, 2024 (this “Amendment”), is entered into by and between MERLIN FUNDING LLC (the “Borrower”) and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”).

WITNESSETH

WHEREAS, the Borrower, MORGAN STANLEY BANK, N.A., as lender (in such capacity, the “Lender”), the Administrative Agent, the Subordinated Lender party thereto and DEUTSCHE BANK NATIONAL TRUST COMPANY, as collateral agent (in such capacity, the “Collateral Agent”) have previously entered into that certain Credit Agreement, dated as of October 6, 2023 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower and the Administrative Agent desire to amend certain provisions of the Credit Agreement as set forth herein and the Warehouse Collateral Manager and the majority of the Subordinated Lenders desires to consent to such amendments and agree to the terms thereof, in each case, in accordance with Section 10.02 of the Credit Agreement; and

WHEREAS, the Collateral Agent will be provided a copy of this Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.  Definitions. For purposes of this Amendment, capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

SECTION 2.  Amendments to Agreement.

(a) The definition of the term “Maximum Facility Amount” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maximum Facility Amount” means, on any date of calculation, (A) prior to the Pricing Date, the lesser of (x) $187,500,000 (as such amount may be increased pursuant to Section 2.13) and (y) the then aggregate outstanding principal amount of all the Subordinated Notes with respect to which funds have been received in the Custodial Account as notified to the Administrative Agent by the Collateral Agent as of such date of calculation multiplied by three (3) and (B) on or after the Pricing Date, the greater of (1) the applicable amount specified in clause (A) above and (2) if the aggregate outstanding principal amount of all Subordinated Notes with respect to which funds have been received in the Custodial Account as notified to the Administrative Agent by the Collateral Agent is at least $15,000,000, the least of (x) $450,000,000 (as such amount may be increased pursuant to Section 2.13), (y) the then aggregate outstanding principal amount of all Subordinated Notes with respect to which funds have been received in the Custodial Account as notified to the Administrative Agent by the Collateral Agent as of such date of calculation multiplied by nine (9) and (z) an amount equal to the difference between (i) the amount that is required to purchase the minimum amount of collateral required to close the CLO (as determined by MS&Co. in its commercially reasonable discretion) and (ii) the then aggregate outstanding principal balance of the Subordinated Notes; provided that, following (a) the occurrence of an Event of Default or (b) the Commitment Termination Date, the Maximum Facility Amount shall be an amount equal to the aggregate Advances outstanding at such time.

(b) The definition of the term “Maximum Traded Portfolio Amount” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maximum Traded Portfolio Amount” means (A) prior to the Pricing Date, $250,000,000 (or such greater amount agreed to by the Administrative Agent) and (B) on and after the Pricing Date, the sum of (x) the Subordinated Lender Commitment and (y) the amount set forth in clause (B)(2)(x) of the definition of the term Maximum Facility Amount (or such greater amount agreed to by the Administrative Agent in writing (including via email)).

SECTION 3.  Effectiveness. This Amendment shall become effective as of the date first written above upon the execution and delivery hereof by each of the parties hereto.

SECTION 4.  Agreement Otherwise Unchanged. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect, and each reference to the Credit Agreement and words of similar import in the Credit Agreement, as amended hereby, respectively, shall be a reference to the Credit Agreement, as amended hereby, and as the same may be further amended, supplemented and otherwise modified and in effect from time to time. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender, the Collateral Agent or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5.  Governing Law; Jurisdiction. (a) This Amendment shall be governed by, and construed in accordance with and governed by the law of the State of New York.

(b)  Each party to this Amendment hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Amendment against any other party or its properties in the courts of any jurisdiction.

SECTION 6.  Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 7.  Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 8.  Limited Recourse; Non-Petition. The provisions of Section 10.11 of the Credit Agreement are incorporated herein mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

MERLIN FUNDING LLC, as Borrower

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

By:	/s/ Soumen Bose
Name: Soumen Bose
Title: Authorized Signatory

Acknowledged and agreed,

as of the date first written above

APOLLO DEBT SOLUTIONS BDC,
as Warehouse Collateral Manager

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

APOLLO DEBT SOLUTIONS BDC,
as Subordinated Lender

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

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